AMENDMENT NO. _1_

TO RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT

THIS AMENDMENT (Amendment) is entered into on 1st November 1999 (the Effective Date), between:

TELEGLOBE INTERNATIONAL (UK) LIMITED, a corporation having a business address at 3rd Floor Silbury Court, 418 Silbury Boulevard, Milton Keynes MK9 2AF, England (hereinafter "Teleglobe"); and

Swiftnet Limited, a corporation having a business address at Britannia House, 958/964 High Road, London, N12 9RY (hereinafter "Swiftnet"); and with Teleglobe, collectively referred to as the Parties, and individually, a Party.

WITNESSETH:

WHEREAS, Teleglobe and Swiftnet executed a Reciprocal Telecommunications Services Agreement (the Agreement) with an effective date of 13th May, 1996; and

WHEREAS, the Parties have agreed to amend the Agreement to reduce the notice period required for the Parties to adjust their respective Rates.

NOW THEREFORE, the Parties, in consideration of the mutual covenants and agreements hereinafter set forth, agree to amend the Agreement as follows:

Article 7 of the Agreement is hereby amended to require that each Party provide a seven (7) day notice before it adjusts its Rates.

2 All other terms and conditions of the Agreement that are not expressly amended herein shall remain unchanged and in full force and effect and are hereby accordingly ratified and confirmed.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, or caused this Agreement to be executed in duplicate by a duly authorised officer, as of the date first above written.

TELEGLOBE INTERNATIONAL (UK) LTD.	SWIFTNET LIMITED
By:________________	By: A. [illegible]
Name:________________	Name: A [illegible]
Title:________________	Title: MD

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